Exhibit 10.1

[Letterhead of Wells Fargo Capital Finance, LLC]

April 24, 2012

Mad Catz, Inc.

7480 Mission Valley Road

Suite 101

San Diego, CA

92108

Dear Sirs/Mesdames:

Re:	Third Amended and Restated Credit Agreement dated June 23, 2009 (as amended by the first amending agreement dated September 30, 2010, amending letters dated February 8 and 9, 2012 and as further amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”) between Wells Fargo Capital Finance, LLC (successor by merger to Wachovia Capital Finance Corporation (Central)) (“Wells Fargo”), Mad Catz, Inc. (the “Borrower”) and the Obligors. Capitalized terms not otherwise defined in this Letter Agreement shall have the meanings given to them in the Credit Agreement unless stated otherwise.

You have requested that we provide this Letter Agreement to you in order to amend the Credit Agreement, all as specifically set out below.

1.	Amendments to Credit Agreement

(a)	Exhibit A to the Credit Agreement is hereby deleted.

(b)	Section 1.19 (“EBITDA”) of the Credit Agreement is hereby deleted and replaced with the following:

“1.19 “EBITDA”

“EBITDA” shall mean, with respect to any period, an amount equal to the net income for such period plus:

(a)	depreciation, amortization and other non-cash charges not relating to current assets, plus

(b)	interest expenses, plus

(c)	extraordinary, unusual and non-recurring losses that are pre-approved in writing by Lender, plus

(d)	unrealized foreign exchange losses related to balance sheet items that are pre-approved in writing by Lender, plus

(e)	the provision for taxes for such period;

each to the extent deducted in the computation of net income in such period, all in accordance with GAAP.”

(c)	Section 1.32 (“Fixed Charge Coverage Ratio”) of the Credit Agreement is hereby deleted and replaced with the following:

“1.32 “Fixed Charge Coverage Ratio”

“Fixed Charge Coverage Ratio” shall mean, with respect to MCII and its subsidiaries on a consolidated basis for any Testing Period, the ratio of (a) EBITDA to (b) Fixed Charges.”

“1.32A “Fixed Charges”

“Fixed Charges” shall mean, with respect to MCII and its subsidiaries on a consolidated basis for any Testing Period:

(a)	the aggregate of all interest expenses payable in cash for such period, plus

(b)	scheduled principal payments, plus

(c)	capital lease obligation payments, plus

(d)	the amount of capital expenditures, determined in accordance with GAAP, to the extent applicable, made during such period and not funded with new term debt or capital leases, plus

(e)	cash dividends and distributions, plus

(f)	current taxes paid or payable.”

(d)	Section 8.13 (“Fixed Charge Coverage Ratio”) of the Credit Agreement is hereby deleted and replaced with the following:

“8.13 Fixed Charge Coverage Ratio

MCII shall maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for (a) the Testing Period ending June 30, 2012 calculated on June 30, 2012 and (b) each Testing Period thereafter calculated at the end of each Fiscal Quarter.”

(e)	The proviso in Section 8.17(g) (“Costs and Expenses”) is hereby deleted and replaced with the following:

“provided that such field examinations shall be limited to no more than once in any 90 day period if an Event of Default does not exist with no such restriction if an Event of Default exists;”.

(f)	Section 8.25 (“EBITDA”) is hereby added to the Credit Agreement:

“8.25 EBITDA

MCII shall maintain EBITDA calculated at the end of each period indicated below on a consolidated basis of not less than the following amounts:

Period	EBITDA
For fiscal year ended March 31, 2012		$1,265,000
Month ending April 30, 2012	-$	209,000
2 months ending May 31, 2012	-$	1,395,000”

2.	Representations and Warranties

In order to induce Wells Fargo to enter into this Letter Agreement, the Borrower and each Obligor, jointly and severally, represents and warrants to Wells Fargo as follows, which representations and warranties shall survive the execution and delivery of this Letter Agreement:

(a)	all of the representations and warranties in the Credit Agreement and the other Financing Agreements are true and correct as of the date hereof;

(b)	each of the Borrower and the Obligors is in compliance with all the covenants contained in the Credit Agreement and the other Financing Agreements;

(c)	no Default or Event of Default exists or is continuing;

(d)	the execution, delivery and performance of this Letter Agreement and the transactions contemplated hereunder are all within the Borrower’s and each Obligor’s corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower’s or each Obligor’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which the Borrower or an Obligor is a party or by which the Borrower’s or an Obligor’s property is bound;

(e)	each of the Borrower and the Obligors have duly executed and delivery this Letter Agreement; and

(f)	this Letter Agreement constitutes a legal, valid and binding obligation of the Borrower and each Obligor, enforceable against them by Wells Fargo in accordance with the terms of this Letter Agreement.

3.	General

(a)

This Letter Agreement is an amendment to the Credit Agreement. Unless the context of this Letter Agreement otherwise requires, the Credit Agreement and this Letter Agreement shall be read together and shall have effect as if the provisions of the

Credit Agreement and this Letter Agreement were contained in one agreement. The term “Agreement” when used in the Credit Agreement means the Credit Agreement as amended by this Letter Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

(b)	Nothing in this Letter Agreement, nor in the Credit Agreement when read together with this Letter Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

(c)	The Credit Agreement, as amended by this Letter Agreement, shall continue in full force and effect and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

(d)	It is agreed and confirmed that after giving effect to this Letter Agreement, all security and guarantees delivered by the Borrower and each Obligor secures the payment and performance of all of the Obligations.

(e)	The Borrower and each Obligor shall execute and deliver such documents and take such actions as may be necessary or desirable by Wells Fargo to give effect to the provisions and purposes of this Letter Agreement, all at the expense of the Borrower and each Obligor.

(f)	The Borrower agrees to pay Wells Fargo a $5000 amendment fee upon the Borrower’s execution of this Letter Agreement.

(g)	The Borrower and each Obligor shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Wells Fargo in connection with the preparation, negotiation, execution, delivery, review and enforcement of this Letter Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

(h)	This Letter Agreement may be executed and delivered by facsimile or pdf and in any number of counterparts, each of which when so executed and delivered is an original and all of which taken together constitute one and the same instrument.

(i)	This Letter Agreement shall be governed by the laws of the State of Illinois.

(j)	This Letter Agreement is a Financing Agreement.

If the foregoing correctly sets out our agreement, please indicate your acceptance of the terms and conditions of this Letter Agreement by signing below and returning an executed copy to us by no later than 5:00 p.m. on April 27, 2012 after which time, if not accepted by you, this Letter Agreement shall be null and void.

Yours truly,

WELLS FARGO CAPITAL FINANCE, LLC

Per:	/s/ SEAN M. NOONAN
	Name:	Sean N. Noonan
	Title:	Vice President, Relationship Manager Wells Fargo Capital Finance Corporation Canada

Acknowledged and accepted this 26th day of April, 2012.

MAD CATZ, INC.		MAD CATZ INTERACTIVE, INC.

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: President & CEO		Name: Darren Richardson Title: President & CEO

1328158 ONTARIO INC.		WINKLER ATLANTIC HOLDINGS LIMITED

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: Director		Name: Darren Richardson Title: Director

MAD CATZ EUROPE LIMITED		MAD CATZ INTERACTIVE ASIA LIMITED

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: Director		Name: Darren Richardson Title: Director

FX UNLIMITED, INC.		MAD CATZ GMBH (FORMERLY SAITEK ELEKTRONIK VERTRIEBS GMBH)

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
	Name: Darren Richardson Title: Director		Name: Darren Richardson Title: Director